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                                                                    EXHIBIT 21.1

                         INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2004

SUBSIDIARY NAME                              STATE OF ORGANIZATION

ChemFree Corporation                         Georgia
CoreCard Software, Inc.                      Delaware
QS Technologies, Inc.                        Georgia
VISaer, Inc.                                 Delaware